Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
     MTU Aero Engines North America, Inc.
We have audited the accompanying balance sheets of MTU Aero Engines North America, Inc.’s — Manufacturing Business Unit (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MTU Aero Engines North America, Inc.’s — Manufacturing Business Unit as of December 31, 2008 and 2007, and the results of its operations for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ CCR LLP
Glastonbury, Connecticut
August 12, 2009

MTU Aero Engines North America, Inc.
Manufacturing Business Unit
Statements of Operations

	Year ended December 31
	2008	2007
Sales	$20,617,257	$26,623,080
Cost of Sales	22,991,503	25,765,513

Gross Profit (Loss)	(2,374,246)	857,567

Selling, general, and administrative expenses	3,156,301	2,416,543

Loss from Operations	(5,530,547)	(1,558,976)

Non-Operating Income/(Expense):
Interest expense	(525,389)	(785,225)
Other	334,620	(224,030)

Loss Before Taxes	(5,721,316)	(2,568,231)

Provision for Income Taxes	—	—

Net Loss	$(5,721,316)	$(2,568,231)

MTU Aero Engines North America, Inc.
Manufacturing Business Unit
Balance Sheets

	As of December 31,
	2008	2007
Assets
Current Assets
Cash	$325,951	$1,515,266
Accounts receivable (net of allowance for doubtful accounts of $67,383 and $49,733, at December 31, 2008 and 2007, respectively)	2,726,521	4,831,898
Inventories, net	9,257,334	7,416,376
Prepaid expenses and other current assets	416,228	176,986

Total Current Assets	12,726,034	13,940,526

Plant, Property and Equipment, at Cost
Land	450,000	450,000
Buildings and improvements	4,827,777	4,793,269
Machinery & equipment	23,658,503	22,309,532

	28,936,280	27,552,801
Less: accumulated depreciation	(19,320,912)	(17,634,893)

Net Plant, Property, & Equipment	9,615,369	9,917,908

Total Assets	$22,341,403	$23,858,434

Liabilities and Equity (Defecit)
Current Liabilities
Accounts payable	$1,846,977	$2,924,972
Accrued expenses	2,423,146	2,671,762
Customer advances	371,578	688,342
Due to MTU Munich	17,957,577	12,109,915

Total Current Liabilities	22,599,278	18,394,991

Commitments and contingencies	—	—

Equity (deficit)	(257,875)	5,463,443

Total Liabilities and Equity (Deficit)	$22,341,403	$23,858,434

MTU Aero Engines North America, Inc.
Manufacturing Business Unit
For the Years Ended December 31, 2008 and 2007
NOTE A — Organization and Business and Significant Accounting Policies
ORGANIZATION AND BUSINESS
The accompanying financial statements for MTU Aero Engines North America, Inc.’s — Manufacturing Business Unit (“AERO”) have been carved out from the financial statements of the MTU Aero Engines North America, Inc. (“MTU”) financial statements. The internal statement of operations was segregated by business unit. The balance sheet historically was not segregated by business unit. The below noted estimates were used to separate by business unit those accounts that could not be identified specifically by business unit, including cash, certain vendors in accounts payable, and certain accruals.
AERO produces blisks, hubs, disks and other complex, close tolerance components for all major aircraft engine and ground turbine manufacturers. AERO specializes in turning, milling, broaching and 4 and 5 axis milling of difficult-to-machine alloys such as waspalloy, hastalloy, inconnel, titanium, high nickel alloys, aluminum, and stainless steel. Geographic markets include North America and Europe.
SIGNIFICANT ACCOUNTING POLICIES
Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain of the amounts and disclosures reflected in the consolidated financial statements. Actual results could differ from those estimates. Since AERO is one of two units within MTU Aero Engines North America, Inc. (“MTU”), certain balance sheet items of MTU were not directly associated with one of the two units and were therefore, allocated. Balance sheet items related to payroll and intercompany loans were allocated based on the relative payroll expense and the net sales, respectively, of the two business units in relation to the total payroll expense and net sales for MTU. Selling, general and administrative expenses, interest expense and foreign exchange gains and losses have been allocated based on the relative net sales of the two MTU business units in relation to the total net sales for MTU. Intercompany sales were treated as third party, arms length transactions. Management believes that these methods of allocation are reasonable. Management also believes that the historical statements, as adjusted, reflect all of the costs of doing business and estimates that the expenses would be the same if Aero had operated as an unaffiliated entity.
Cash and Cash Equivalents: AERO considers financial instruments with a maturity of three months or less from the date of purchase to be cash equivalents. AERO had no cash equivalents at December 31, 2008 and 2007.
Accounts Receivable: Accounts receivable represent amounts due from customers, net of applicable reserves for doubtful accounts. In determining the need for an allowance and based on historic performance,

AERO utilizes a policy of establishing a reserve of 1% of the outstanding accounts receivable to cover any potential disputed balance. Additionally, AERO uses objective evidence that any single balance may be uncollectable and adds that amount to the calculated reserve. AERO performs credit checks before extending customers credit and does not typically require collateral.
Inventories: Inventories are stated at the lower of cost (first-in, first-out method) or market. Provisions for slow moving and obsolete inventory are provided based on historical experience and product demand. As of December 31, 2008 and December 31, 2007, inventories consist of the following:

	December 31,	December 31,
	2008	2007
Raw materials	$727,645	$1,422,767
Work-in-progress	8,729,337	6,655,057
Finished goods	1,346,216	617,640

	$10,803,198	$8,695,464
Less: reserve for excess and obsolete	(1,545,864)	(1,279,088)

Inventories, net	$9,257,334	$7,416,376

Long-Lived Assets: Property, plant and equipment are stated at cost. Provisions for depreciation and amortization for financial reporting purposes are computed using the straight-line method over 3 to 12 years for machinery and equipment and 25 years for buildings. Depreciation expense was $2,124,049 and $2,622,643 for 2008 and 2007, respectively.
Order Backlog Reserve: Based on management’s estimate of total production costs for items not currently in inventory an order backlog reserve is calculated and is included in accrued expense on the balance sheet. It is a provision for potential production costs exceeding revenues for all current or expected loss making contracts that are part of AERO’s order backlog. This reserve excludes any provision for loss that is accounted for in the Allowance for Lost Sales. The Order Backlog Reserve amounted to $672,799 and $638,064 at December 31, 2008 and 2007, respectively.
Allowance for Lost Sales: Based on management’s estimate of selling price an allowance for lost sales reserve is calculated and applied against inventory. It is a provision for production costs exceeding anticipated revenues for all parts that are currently in inventory. This allowance was $1,347,557 and $1,024,877 at December 31, 2008 and 2007, respectively.
Revenue Recognition: Sales are recorded when all criteria for revenue recognition have been satisfied, which is generally when goods are shipped to the customers.
Shipping and Handling Costs: These costs are charged to cost of goods sold.
Income Taxes: Income taxes have been accounted for under Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”. Under this standard, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or benefits are based on the changes in the deferred tax assets and liabilities from period-to-period.
Deferred tax assets have been recognized only when, based upon available evidence, realization is more likely than not. In making this determination, both available positive and negative evidence have been considered including, but not limited to, cumulative losses in recent years, future taxable income and prudent and feasible tax planning strategies. At present, AERO has concluded that it is more likely than not that it will not realize all of its deferred tax assets and accordingly, established a valuation allowance for the remaining net deferred tax asset. Valuation allowances related to deferred tax assets can also be impacted by changes to tax laws, changes to statutory tax rates and future taxable income levels. In the event AERO were to change its determination with regards to utilizing all or a portion of its deferred tax assets in the future, it would record a change to the valuation allowance through income in the period in which that determination is made. Subsequent events: AERO management has considered subsequent events through August 12, 2009 in evaluating the potential for financial statement adjustment and footnote disclosure, as required under Financial Accounting Standards Board Statement No. 165, Subsequent Events.
New Accounting Pronouncements: These carve out financial statements reflect all accounting pronouncements that would result in a potentially material impact.

NOTE B — FINANCIAL INSTRUMENTS
Concentrations of Credit Risk
AERO’s financial instruments that are subject to concentrations of credit risk consist of cash and accounts receivable.
AERO places its cash deposits with a high credit quality financial institution. Bank deposits may at times be in excess of the federal depository insurance limit.
The sales concentration for AERO’s two largest customers are as follows for 2008 and 2007:

2008	2007
30%	39%
23%	29%
AERO’s international sales for 2008 and 2007 amounted to 32% and 25%, respectively, of total sales. At December 31, 2008, AERO had $734,000 or 24% and $735,000 or 24% of its accounts receivable due from its two largest customers. AERO reviews a customer’s credit history before extending credit and typically does not require collateral. AERO establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. Such losses have been within management’s expectations.
NOTE C — Cash Flows
Given the nature of these carve-out financial statements and the assumptions used by management to determine certain balances and amounts described earlier in Note A, specific identification of operating, investing and financing cash flows was not deemed practical.
Further, to the extent AERO’s historical operating cash flows have not been sufficient to fund operating and working capital requirements, MTU Munich has provided the necessary cash flows to do so, and these amounts have been reflect in the Due to Munich account balance, as further discussed in Note E.
Cash flows relating to investing and financing activities for AERO have also been directly influenced by MTU - Munich. AERO’s investing cash flows have primarily been related to capital expenditures necessary to maintain manufacturing operations and all financing activity, to the extent operating cash flows are not sufficient, has been handled through MTU - Munich, as AERO has no third party debt or other financing arrangements.
NOTE D — Income Taxes
The provision for income taxes is as follows (in thousands):

	2008	2007
Current Provision	$0	$0
Deferred	0	0

Total provision for income taxes	$0	$0

     The tax effect of temporary differences giving rise to AERO’s deferred tax assets and liabilities are as follows (in thousands):

Deferred tax assets:
Allowance for uncollectible accounts receivable	$17,042	$38,278
Allowance for Lost Sales	322,713	55,842
Accrued Bonuses	65,259	(35,276)
Charitable Contributions	700	7,500
Interest Expense (Sec. 163(j))	525,389	785,225
U.S tax loss carry forwards	37,144,784	32,857,744
Property, plant, and equipment	330,992	315,375
Valuation Allowance	(38,356,366)	(33,101,121)

	$50,513	$923,567

Deferred tax liabilities:
Intangible Assets	(29,313)	(29,313)
MRB Reserve	(55,935)	(78,096)
Order Backlog Reserve	34,735	(816,158)

	$(50,513)	$(923,567)

Net deferred tax asset	$0	$0

AERO adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48) on January 1, 2007. There was no cumulative effect of the change in accounting principle on adoption of FIN 48 as AERO had no uncertain tax positions before or after implementation.
NOTE E — Related Third Party Transactions
AERO routinely conducts business with MTU — Munich. AERO produces aircraft engine parts for MTU — Munich on an on-going basis. AERO reflects these sales in revenue and the receivable in the Due to MTU Munich balance, which is an account through which all activities with MTU — Munich are settled. Sales to MTU accounted for 6% and 4% of total AERO sales in 2008 and 2007, respectively. MTU — Munich also provides services to AERO for which it charges AERO through the due to MTU Munich account. These services include, but are not limited to, information technology services, insurance, working capital loans, interest on these loans and foreign exchange gains and losses as incurred. These expenses were allocated by management to the two MTU business units based upon relative net sales percentages of the two MTU units in relation to total net sales for MTU for the respective years. Amounts due between AERO and MTU — Munich are settled through the Due to MTU Munich account rather than an actual transfer of cash.
Interest and foreign exchange gains/(losses) are charged to other income/(expense) in the statement of operations. All other expenses are reflected in either selling, general and administrative expenses or cost of goods sold depending on the nature of the charge. An analysis of the intercompany activity impacting the Due to MTU – Munich account for the services and items discussed for 2008 and 2007 is as follows:

	2008	2007
Corporate administrative charges	$702,732	$649,351
Interest expense	525,389	785,225
Foreign exchange gains and (losses)	(148,963)	266,876
Intercompany purchases	2,545,217	(1,342,476)
Cash transfers	2,223,287	(937,668)

Total	$5,847,662	$(578,692)

The average monthly balances of the Due to MTU – Munich account during 2008 and 2007 were $15,855,191 and $12,969,783, respectively.

NOTE F — Commitments and Contingencies: AERO is not currently aware of any pending or threatened legal proceedings to which it is or would be a party, or any proceedings contemplated by regulatory or other authorities or others against it.
NOTE G — Subsequent Event
On May 27, 2009, AERO sold substantially all its assets and certain liabilities to EDAC Technologies Corporation for $9.5 million.